Exhibit 8.1

October 27, 2017

Blueknight Energy Partners, LP

201 NW 10th, Suite 200

Oklahoma City, Oklahoma 73103

RE:    Blueknight Energy Partners, LP Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), BKEP Finance Corporation, a Delaware corporation (together with the Partnership, the “Issuers”), and BKEP Operating, L.L.C., a Delaware limited liability company, BKEP Management, Inc., a Delaware corporation, BKEP Crude, L.L.C., a Delaware limited liability company, BKEP Pipeline, L.L.C., a Delaware limited liability company, BKEP Materials, L.L.C., a Texas limited liability company, BKEP Asphalt, L.L.C., a Texas limited liability company, Blueknight Motor Carrier LLC, a Delaware limited liability company, BKEP Sub, L.L.C., a Delaware limited liability company, BKEP Services LLC, a Texas limited liability company, BKEP Red River System LLC, a Delaware limited liability company, BKEP Supply and Marketing LLC, a Delaware limited liability company, BKEP Terminal Holding, L.L.C., a Texas limited liability company, BKEP Terminalling, L.L.C., a Texas limited liability company, and Knight Warrior LLC, a Texas limited liability company (collectively, the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, for an aggregate initial offering price not to exceed $500,000,000, together or separately and in one or more series (if applicable) of:

(1)    common units representing limited partner interests in the Partnership (“Common Units”);

(2)    Series A Preferred Units representing limited partner interests in the Partnership (“Preferred Units”);

(3)    partnership securities representing limited partner interests in the Partnership (“Partnership Securities”);

(4)    debt securities, which may be senior debt securities or subordinated debt securities (“Debt Securities”);

(5)    guarantees of the Debt Securities;

(6)    warrants to purchase Common Units, Preferred Units, Partnership Securities or Debt Securities; and

(7) rights to purchase Common Units, Preferred Units, Partnership Securities or Debt Securities.

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the general partner of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Issuers and the Guarantors concerning their business, properties and governing documents as set forth in the Registration Statement.

In our capacity as counsel to Issuers and the Guarantors, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We hereby confirm that all statements of legal conclusions contained in the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences” constitute the opinion of Gibson, Dunn & Crutcher LLP with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth herein and therein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

No opinion is expressed as to any matter not discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences.” We are opining herein only as to the federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons purchasing common units pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP

Gibson, Dunn & Crutcher LLP